Exhibit 10.2

FORM OF NON-OFFICER DIRECTOR
RESTRICTED SHARE AGREEMENT
UNDER THE AIRCASTLE LIMITED
2014 OMNIBUS INCENTIVE PLAN

This Award Agreement (this “Restricted Share Agreement”), dated as of _________ __, 20__ (the “Date of Grant”), is made by and between Aircastle Limited, a Bermuda exempted Company (the “Company”) and [ ] (the “Non-Officer Director”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Aircastle Limited 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.
1. Grant of Restricted Shares. The Company hereby grants to the Non-Officer Director ________ Shares (such shares, the “Restricted Shares”), subject to all of the terms and conditions of this Restricted Share Agreement and the Plan.
2. Lapse of Restrictions.
(a) Vesting.

(i) General. Except as otherwise set forth in this Section 2(a), the restrictions on Transfer (as defined in Section 6(a) hereof) set forth in Section 2(b) hereof shall lapse with respect to all of the Restricted Shares on _________ __, 20__ (the “Vesting Date”), subject to the continued service of the Non-Officer Director for the Company from the date hereof through the Vesting Date, and provided that the Non-Officer Director has not given notice of resignation as of such Vesting Date.
(ii)    Following Certain Terminations of Service. Subject to the next sentence, upon termination of the Non-Officer Director’s service for the Company for any reason (including the death or Disability of the Non-Officer Director), any Restricted Shares in respect of which the restrictions on Transfer described in this Section 2 shall not already have lapsed shall be immediately repurchased by the Company at a price equal to the par value per Share and neither the Non-Officer Director nor any of the Non-Officer Director’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Shares. Notwithstanding the foregoing:
(x)    in the event that the Non-Officer Director’s service for the Company is terminated without Cause, then 100% of the Restricted Shares that are not vested as of the date of such termination shall immediately vest on the date of such termination of service, and the restrictions on Transfer of such Restricted Shares set out in Section 2(b) shall lapse, subject to the Non-Officer Director’s execution of a separation agreement prepared by the Company (or any Subsidiary of Affiliate) which includes, inter alia, a general release of claims; and
(y)    in the event that the Non-Officer Director’s service with the Company is terminated as a result of the death or Disability of the Non-Officer Director, then 100% of the Restricted Shares that are not vested as of the date of such termination shall immediately vest, and the restrictions on Transfer of such Restricted Shares set out in Section 2(b) shall lapse.
(b) Restrictions. Until the restrictions on Transfer of the Restricted Shares lapse as provided in Section 2(a) hereof, or as otherwise provided in the Plan, no Transfer of the Restricted Shares or any of the Non-Officer Director’s rights with respect to the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Administrator determines otherwise, upon any attempt to Transfer Restricted Shares or any rights in respect of Restricted Shares, before the lapse of such restrictions, such Restricted Shares, and all of the rights related thereto, shall be immediately repurchased by the Company at a price equal to the par value per Share.

3.     Adjustments. Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization, the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Shares.
4. Certain Changes. The Administrator may accelerate the date on which the restrictions on transfer set forth in Section 2(b) hereof shall lapse or otherwise adjust any of the terms of the Restricted Shares; provided that, subject to Section 5 of the Plan, no action under this Section shall adversely affect the Non-Officer Director’s rights hereunder.
5. Notices. All notices and other communications under this Restricted Share Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties, as follows: (i) if to the Company, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attn: General Counsel and (ii) if to the Non-Officer Director, using the contact information on file with the Company. Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.
6. Protections Against Violations of Agreement.
(a)    Until such time as the Restricted Shares are fully vested in accordance with Section 2(a) hereof, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares or any agreement or commitment to do any of the foregoing (each a “Transfer”) by any holder thereof in violation of the provisions of this Restricted Share Agreement will be valid, except with the prior written consent of the Board of Directors of the Company (such consent shall be granted or withheld in the sole discretion of the Board of Directors).
(b)    Any purported Transfer of Restricted Shares or any economic benefit or interest therein in violation of this Restricted Share Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Restricted Shares or any economic benefit or interest therein transferred in violation of this Restricted Share Agreement shall not be entitled to be recognized as a holder of such Shares.
(c)    Without prejudice to the foregoing, in the event of a Transfer or an attempted Transfer in violation of this Restricted Share Agreement, the Company shall have the right (in its sole discretion) to require a repurchase from the Non-Officer Director of such Restricted Shares that are the subject of the Transfer or attempted Transfer at a price per Share equal to the par value per Share.
7. Taxes.
(a)    The Non-Officer Director understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Share Agreement. The Company shall not be required to withhold any amounts in respect of any such taxes. The Non-Officer Director shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.
(b)    A form of such election is attached hereto as Exhibit A.

THE NON-OFFICER DIRECTOR ACKNOWLEDGES THAT IT IS THE NON-OFFICER DIRECTOR’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE NON-OFFICER DIRECTOR REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE NON-OFFICER DIRECTOR’S BEHALF.

(c)    The Non-Officer Director acknowledges that the tax laws and regulations applicable to the Restricted Shares and the disposition of the Restricted Shares following vesting are complex and subject to change, and it is the sole responsibility of the Non-Officer Director to obtain his or her own advice as to the tax treatment of the terms of this Restricted Share Agreement.

BY SIGNING THIS AGREEMENT, THE NON-OFFICER DIRECTOR REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE NON-OFFICER DIRECTOR UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
8. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Share Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
9. Confidentiality.
(a) The Non-Officer Director acknowledges that during the period of his service with the Company he shall have access to the Company’s Confidential Information (as defined below). All books of account, records, systems, correspondence, documents, and any and all other data, in whatever form, concerning or containing any reference to the works and business of the Company or its affiliated companies shall belong to the Company and shall be given up to the Company whenever the Company requires the Non-Officer Director to do so. The Non-Officer Director agrees that the Non-Officer Director shall not at any time during the term of the Non-Officer Director’s service or thereafter, without the Company’s prior written consent, disclose to any person (individual or entity) any information or any trade secrets, plans or other information or data, in whatever form, (including, without limitation, (a) any financing strategies and practices, pricing information and methods, training and operational procedures, advertising, marketing, and sales information or methodologies or financial information and (b) any Proprietary Information (as defined below)), concerning the Company’s or any of its affiliated companies’ or customers’ practices, businesses, procedures, systems, plans or policies (collectively, “Confidential Information”), nor shall the Non-Officer Director utilize any such Confidential Information in any way or communicate with or contact any such customer other than in connection with the Non-Officer Director’s service by the Company. The Non-Officer Director hereby confirms that all Confidential Information constitutes the Company’s exclusive property, and that all of the restrictions on the Non-Officer Director’s activities contained in this Agreement and such other nondisclosure policies of the Company are required for the Company’s reasonable protection. Confidential Information shall not include any information that has otherwise been disclosed to the public not in violation of this Agreement. This confidentiality provision shall survive the termination of this Restricted Share Agreement and shall not be limited by any other confidentiality agreements entered into with the Company or any of its affiliates.
(b) With respect to any Confidential Information that constitutes a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force for so long as the particular information remains a trade secret or for the two year period immediately following termination of the Non-Officer Director’s service for any reason, whichever is longer. With respect to any Confidential Information that does not constitute a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force during the Non-Officer Director’s service and for the two year period immediately following termination of Non-Officer Director’s service for any reason.
(c) The Non-Officer Director agrees that the Non-Officer Director shall promptly disclose to the Company in writing all information and inventions generated, conceived or first reduced to practice by him alone or in conjunction with others, during or after working hours, while in the employ of the Company (all of which is collectively referred to in this Agreement as “Proprietary Information”); provided, however, that such Proprietary Information shall not include (a) any information that has otherwise been disclosed to the public not in violation of this Agreement and (b) general business knowledge and work skills of the Non-Officer Director, even if developed or improved by the Non-Officer Director while in the employ of the Company. All such Proprietary Information shall be the exclusive property of the Company and is hereby assigned by the Non-Officer Director to the Company. The Non-Officer Director’s obligation relative to the disclosure to the Company of such Proprietary Information anticipated in this Section shall continue beyond the Non-Officer Director’s termination of service and the Non-Officer Director shall, at the Company’s expense, give the Company all assistance it reasonably requires to perfect, protect and use its right to the Proprietary Information.

10. Governing Law. This Restricted Share Agreement shall be governed by and construed according to the laws of New York.
11. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Shares and this Restricted Share Agreement shall be subject to all terms and conditions of the Plan and this Restricted Share Agreement.
12. Amendments; Construction. The Administrator may amend the terms of this Restricted Share Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Non-Officer Director hereunder without his or her consent. To the extent the terms of Section 9 above conflict with any prior agreement between the parties related to such subject matter, the terms of Section 9 shall supersede such conflicting terms and control. Headings to Sections of this Restricted Share Agreement are intended for convenience of reference only, are not part of this Restricted Share Agreement and shall have no affect on the interpretation hereof.
13. Survival of Terms. This Restricted Share Agreement shall apply to and bind the Non-Officer Director and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.
14. Rights as a Shareholder. During the period until the restrictions on Transfer of the Restricted Share lapse as provided in Section 2(a) hereof, the Non-Officer Director shall have all the rights of a shareholder with respect to the Restricted Shares save only the right to Transfer the Restricted Shares. Accordingly, the Non-Officer Director shall have the right to vote the Restricted Shares and to receive any ordinary dividends paid to or made with respect to the Restricted Shares.
15. Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Shares, this Restricted Share Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Non-Officer Director has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.
16. Authority of the Administrator; Disputes. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Restricted Share Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.
17. Severability. Should any provision of this Restricted Share Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Share Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Non-Officer Director Restricted Share Agreement.
18. Acceptance. The Non-Officer Director hereby acknowledges receipt of a copy of the Plan and this Restricted Share Agreement. The Non-Officer Director has read and understands the terms and provisions of the Plan and this Restricted Share Agreement, and accepts the Restricted Shares subject to all the terms and conditions of the Plan and this Restricted Share Agreement. The Non-Officer Director hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Restricted Share Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Share Agreement on the day and year first above written.

AIRCASTLE LIMITED

By
Name
Title

[NAME OF NON-OFFICER DIRECTOR]

___________________________________

EXHIBIT A
ELECTION UNDER SECTION 83(b)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NUMBER OF SPOUSE:

TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows: _______ shares of Common Stock, par value $0.01 per share, of Aircastle Limited (“Company”).

3.    The date on which the property was transferred is: ________________, 20__.

4.    The property is subject to the following restrictions: The property may not be transferred and is subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

5.    The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ ______________.

6.    The amount (if any) paid for such property is: $ ______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _________________, 20__
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _________________, 20__
Spouse of Taxpayer